Exhibit 99

                               Press Release

                                   Dated

                               March 13, 2001
























                               PRESS RELEASE



Today's date: March 13, 2001            Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



             JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                             OF CASH DIVIDEND
                          (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on March 13, 2001, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on April 10, 2001, to stockholders of record at close of business on March 31, 2001.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through seven branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of December 31, 2000, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $315.7 million, liabilities and deferred income of $280.8 million and stockholder's equity of $34.9 million.